UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported) November 17, 2004

                             WASTE CONNECTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                           COMMISSION FILE NO. 0-23981


                                   94-3283464
                      (I.R.S. Employer Identification No.)


                35 Iron Point Circle, Suite 200, Folsom, CA 95630
                    (Address of principal executive offices)

                                 (916) 608-8200
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On November 17, 2004, Waste Connections, Inc. and certain of its subsidiaries listed on Schedule 2 thereto, as borrowers, entered into an Amended and Restated Revolving Credit and Term Loan Agreement with Bank of America, N.A. and the other banks listed on Schedule 1 thereto, as lenders, Bank of America, N.A., as administrative agent, Deutsche Bank Trust Company Americas, as syndication agent, Banc of America Securities LLC and Deutsche Bank Securities Inc., as joint lead arrangers, and Wells Fargo Bank, Calyon New York Branch and Union Bank of California, as documentation agents. For a brief description of the terms and conditions of the new credit agreement that are material to us, see Item 2.03 of this Current Report on Form 8-K.

         Several of the banks that are parties to the new credit agreement, including their predecessors and affiliates, have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending and/or commercial banking services for us and our subsidiaries, for which the banks have received, and may in the future receive, customary compensation and reimbursement of expenses.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

         The new credit agreement described in Item 1.01 of this Current Report on Form 8-K amended and restated in its entirety our old credit facility. The old credit facility consisted of a $400 million senior secured revolving credit facility, maturing in 2008, with a syndicate of banks for which Fleet National Bank acted as agent, and a $200 million senior secured term loan, maturing in 2010. Under the new credit agreement, the senior secured revolving credit facility available to us increased to $650 million, and the principal amount of the senior secured term loan was reduced to $0 at the closing. The new maturity date for the revolving credit facility is October 22, 2009.

         Revolving credit facility loans under the new credit agreement bear interest, at our option, at either the base rate plus the applicable base rate margin on base rate loans, or the Eurodollar rate plus the applicable Eurodollar margin on Eurodollar loans. The base rate for any day is a fluctuating rate per annum equal to the higher of (a) the federal funds rate plus one half of one percent (0.5%) and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." The Eurodollar rate is determined by the administrative agent pursuant to a formula in the credit agreement. The applicable margins under the revolving credit facility vary depending on our leverage ratio, as defined in the new credit agreement, and range from 0.875% to 2.00% for Eurodollar loans and up to 0.50% for base rate loans.

         Based on our leverage ratio at closing, the applicable interest rate under the new credit agreement was the Eurodollar rate plus 1.00%, which reflects a reduction in interest rates from the old credit facility of 0.50% on previously outstanding revolving credit facility balances and 0.75% on the previously outstanding term loan balances. In addition, commitment fees for the available but unused portion of the revolving credit facility have been reduced under the new credit agreement.

         Under the new credit agreement, there is no maximum amount of standby letters of credit that can be issued; however, the issuance of standby letters of credit reduces the amount of total borrowings available. We are able to increase the maximum borrowings under the new credit agreement to $800 million, provided that no event of default, as defined, has occurred, although no existing lender has any obligation to increase its commitment.

         The new credit agreement contains customary representations and warranties and places certain business, financial and operating restrictions on us relating to, among other things, indebtedness, liens and other encumbrances, investments, mergers and acquisitions, asset sales, sale and leaseback transactions, and dividends, distributions and redemptions of capital stock, which restrictions are substantially the same as those contained in the old credit facility. Like the old credit facility, the new credit agreement requires that we maintain specified financial ratios and balances, and obtain the lenders' approval of acquisitions in certain circumstances. The new credit agreement requires us to maintain the same minimum interest coverage ratio and consolidated net worth as did the old credit facility. Under the new credit agreement, the maximum leverage ratio of consolidated total funded debt to EBITDA is reduced to 3.75 to 1 from 4.25 to 1 under the old credit facility.

         The new credit agreement contains customary events of default, including nonpayment when due of principal on any loans; nonpayment of any interest or fees or other amounts owing within specified grace periods; failure to comply with certain affirmative, negative or financial covenants or failure to perform any obligation contained in the new credit agreement, in certain cases within specified grace periods; inaccuracies in any material respects of any representations or warranties made; any cross defaults of more than $5 million; certain assignments for the benefit of creditors, bankruptcies and liquidations; certain judgments of more than $5 million; certain ERISA-related events, the liability of which in certain cases exceeds $5 million; the administrative agent's security interest or liens in a substantial portion of the collateral cease to be perfected or cease to have the same priority; we cease to own 100% of the capital stock of each of our subsidiary borrowers; and a change in control, as defined. If an event of default occurs and is continuing, we may be required to repay all amounts owing, and cash collateralize any outstanding letters of credit, under the new credit agreement. A majority of the revolving credit facility lenders may also terminate the unused portion of the total revolving credit commitment under the new credit agreement upon the occurrence and continuation of an event of default.

         As was the case under the old credit facility, we granted a security interest in virtually all of our assets, and those of our subsidiaries, in favor of the administrative agent, and granted certain pledges and security interests in and to all of our interests in the equity securities of our subsidiaries to the lenders in order to secure our obligations under the new credit agreement.





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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           WASTE CONNECTIONS, INC.
                                           (Registrant)

                                           BY:      /s/ Worthing F. Jackman
                                               -------------------------------
Date:  November 18, 2004
                                                    Worthing F. Jackman,
                                                    Chief Financial Officer